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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the registration statement of Mediacom LLC and Mediacom Capital Corporation on Form S-4 of our report dated February 28, 1996, except Note 3, as to which the date is March 12, 1996, on our audit of the statements of operations and cash flows of Benchmark Acquisition Fund II Limited Partnership. We also consent to the reference to our firm under the caption "Experts."


/s/ Keller Bruner & Company, L.L.C.

Bethesda, Maryland
August 6, 1998